Exhibit 10.26

AGREEMENT

This Agreement, dated as of January 30, 2023, between Worksport Ltd, a Nevada corporation (the “Company”), Wesley Van de Wiel, an individual (“Mr. Wiel”).

WHEREAS, on September 1, 2021, the Company issued stock options to AI Media Data LLC, an entity of which Mr. Wiel owns 100% and has voting and dispositive control, under the Company’s 2015 Equity Incentive Plan exercisable for 400,000 shares of common stock of the Company for $5.32 per share (the “Stock Options”);

WHEREAS, on March 25, 2021, the Company issued Mr. Wiel a warrant to purchase 600,000 shares of Common Stock for $4.00 per share from the date of issuance until September 21, 2022 (the “Warrant Exercise Period”) and

WHEREAS, the Company and Mr. Wiel have agreed to cancel the Stock Options in exchange for extending the Warrant Exercise Period of the Warrants to December 31, 2024

NOW, THEREFORE, in consideration of the following, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	The Stock Options are hereby canceled and deemed void as of the date hereof.

2.	In consideration for Mr. Wiel to agree to the cancellation of the Stock Options, the Company hereby extends the Warrant Exercise Period to December 31, 2024.

3.	The parties hereto each represent and warrant that they are authorized to enter into this Agreement and to take the actions contemplated hereby and no consent of any third party is required.

4.	Mr. Wiel releases the Company, its officers, directors and stockholders and the Company’s successors and assigns, from all liability under the Stock Option, whether known or unknown as of the date of this Agreement.

5.	Other than extending the Warrant Exercise Period, the remaining terms of the Warrant remain in full force and effect.

6.	This Agreement is governed by the laws of the state of Nevada.

7.	This Agreement represents the entire agreement between the parties and supersedes all prior written or verbal agreements between Mr. Wiel and the Company, and its officers, directors and representatives.

8.	This Agreement shall be binding on each of the party’s successors and assigns.

9.	This Agreement may be signed in counterparts which taken together shall constitute one fully executed and enforceable agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above.

WORKSPORT LTD.

By:	/s/ Steven Rossi
Name:	Steven Rossi
Title:	Chief Executive Officer

/s/ Wesley Van de Wiel
Wesley Van de Wiel